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                                                                EXHIBIT 23.2

              [LETTERHEAD OF HABIF, AROGETI & WYNNE APPEARS HERE]




February 10, 1997



                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of International CompuTex,Inc. on Form SB-2 of our report dated January 24, 1997, except for the second paragraph of Note J, as to which the date is February 7, 1997, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


                                            Very truly yours,

                                            HABIF, AROGETI & WYNNE, P.C.